UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2008

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

Rentrak Corporation has entered into an agreement with an AT&T subsidiary to measure AT&T U-verse(SM) TV viewing patterns across traditional broadcast and cable network linear television, Video On Demand (VOD) and Digital Video Recorder (DVR) programming aggregated on a totally anonymous basis from all set-top boxes across AT&T's U-verse distribution footprint.

Rentrak receives completely anonymized data which cannot be matched, traced or targeted to any specific subscriber or to the name, physical address, IP address, telephone number or any other personally identifiable information of any specific TV viewer.

As part of the agreement, AT&T will co-market with Rentrak the TVEssentials service to content providers, local TV stations and marketing clients. The data will provide programmers, advertisers and marketing agencies with information regarding programming and advertising such as the total number of subscribers watching a particular program, average length of time customers viewed a program, and to what extent subscribers fast forwarded through all commercial breaks or just specific commercials via a DVR. Rentrak believes the anonymous data from the full U-verse subscriber base meets a significant market demand for non-sample viewership data.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: December 12, 2008	By:	/s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer